UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 25, 2010

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-157688 (Commission File Number)	26-4141646 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 25, 2010, NorthStar Real Estate Income Trust, Inc. (the “Company”) amended several provisions of its charter by filing the Second Articles of Amendment to the Articles of Amendment and Restatement (the “Second Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland. The Second Articles of Amendment were approved by the Company’s board of directors on August 24, 2010, and by the Company’s sole stockholder on August 24, 2010.
     The primary purpose of the Second Articles of Amendment is to amend the definition of “Independent Director” in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”). In addition, Sections 8.7-8.10 of the Second Articles of Amendment were amended to remove the introductory phrase “unless otherwise provided in any resolution adopted by the Board of Directors” in accordance with the NASAA REIT Guidelines.
     The foregoing description of the Second Articles of Amendment is qualified in its entirety by reference to the Second Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on August 25, 2010, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
3.1	Second Articles of Amendment and Restatement of Northstar Real Estate Income Trust, Inc., dated as of August 25, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: August 26, 2010	By:	/s/ Andrew C. Richardson
Andrew C. Richardson
President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
3.1	Second Articles of Amendment and Restatement of NorthStar Real Estate Income Trust, Inc., dated as of August 25, 2010